EX-10                                                   EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT WITH COVENANT NOT TO COMPETE

     THIS EMPLOYMENT AGREEMENT AND COVENANT NOT TO COMPETE, made and entered into on this October 1, 2004, by and between GAMEZNFLIX, INC., a Nevada Corporation located at 1535 Blackjack Road, Franklin, KY 42134, EMPLOYER , and GARY HOHMAN, of Franklin, Kentucky EMPLOYEE.

                                WITNESSETH:

     WHEREAS, the EMPLOYER is a corporation organized under the laws of the State of Nevada and authorized to do business in the Commonwealth of Kentucky and is in the business of renting movies, video games, and related materials;

     WHEREAS, the EMPLOYEE is skilled and experienced in the business for which the EMPLOYER engages;

     NOW, THEREFORE, in consideration of the premises and in consideration of the mutual benefits to derived by each party to this agreement, the parties agree as follows:

     1. EMPLOYEE: EMPLOYER hereby employs, engages, and hires EMPLOYEE to work for it. EMPLOYEE hereby accepts and agrees to such hiring, engagement, and employment. The EMPLOYEE'S duties shall be such as are directed to him by the EMPLOYER'S board of directors. In rendering efforts as an EMPLOYEE, the EMPLOYEE shall at all times be subject to the control and instructions of the EMPLOYER'S board of directors.

     2.  BEST EFFORTS OF EMPLOYEE:   The EMPLOYEE agrees that he will
at all times faithfully, industriously, and to the best of his ability, experience, talents, and training perform all the duties that may be required of and from his pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the EMPLOYER.

     3. TERM OF EMPLOYMENT: The terms of this agreement shall be for three (3) years, commencing upon execution of this agreement.

     4. COMPENSATION: The EMPLOYER shall pay to the EMPLOYEE, and the EMPLOYEE shall accept from the EMPLOYER in full payment of the EMPLOYEE'S services rendered hereunder, compensation established by the EMPLOYER'S board of directors to be $120,000.00 per year.

     5. ADDITIONAL COMPENSATION: In addition to the monetary compensation paid to the EMPLOYEE, the EMPLOYER shall pay or furnish the following to the EMPLOYEE as additional compensation.

     (a)  Full health insurance for the EMPLOYEE and his family.

     (b)  Four weeks per year paid vacation time.

     (c)  Paid time for all standard federal and state holidays.

     (d) Employment required items such as workers' compensation, unemployment insurance and social security contributions.

     (e) Stock options, at the discretion of the EMPLOYER'S board of directors.

     6. TERMINATION: This agreement may not be terminated by either party, except that the EMPLOYER may terminate the EMPLOYEE for cause in the event any of the following enumerated events occur:

     (a)  The EMPLOYEE is convicted of a felony or high misdemeanor.

     (b) The EMPLOYEE fails to work for the EMPLOYER at a level of competency satisfactory to the EMPLOYER.

     (c) The EMPLOYEE engages in any activity which brings disrepute and harm to the EMPLOYER.

     (d) The EMPLOYEE fails a drug test (that is, the EMPLOYEE tests positive for the use of illegal drugs or substances).

     7. COVENANT TO COMPETE: As an integral part of this agreement, the EMPLOYEE agrees that for a period of three (3) years from the date of his employment with the EMPLOYER is terminated, he will not, directly or indirectly, in any manner or capacity, as principal, agent, partner, officer, director, employee, stockholder, guarantor, consultant, investor, creditor, member of any association, or otherwise engage in any facet of the business that had been conducted by the EMPLOYER, anywhere in the United States of America, except with the prior written consent of the EMPLOYER. The ownership of less than two percent of the outstanding capital stock of a corporation which may be in the same business as the EMPLOYER, shares of which are regularly traded on a national securities exchange or over the counter market, shall not be deemed to be engaged in the business of the EMPLOYER.

     8. CONDIFENTIAL INFORMATION: The EMPLOYEE agrees that he will not publish or disclose at any time any secret or confidential information relating to the EMPLOYER'S business including its procedures, preparations, sales, trade secrets, customer lists, profit margins, pricing information, computer uses and applications, and any other knowledge of the EMPLOYER'S business which he may have acquired.

     9. VIOLATION OF COVENANT: The parties believe that the restrictive covenants contained in the previous two numbered paragraphs are reasonable, and they acknowledge and confirm that the competition by the EMPLOYEE, directly or indirectly, would likely cause irreparable injury to the EMPLOYER'S business. Therefore, the EMPLOYEE agrees and acknowledges that any violation or threatened violation of covenants contained in the previous two paragraphs will cause irreparable injury to the EMPLOYER'S business, that the remedies at law of the EMPLOYER shall, in addition to and not in limitation of any other rights or remedies available at law or in equity, be entitled to temporary and permanent injunctive relief and specific performance without the necessity of proving actual damages, plus any attorney's fees and court costs incurred by the EMPLOYER in enforcing this agreement.

     10.  MISCELLALNEOUS:

     (a)  This agreement may be modified only by writing by both parties.

     (b) This agreement contains the complete agreement concerning the employment arrangement between the parties and shall supercede all other agreements between parties.

     (c) This agreement shall be binding upon the inure to the benefit of the respective heirs, successors, and assigns of the parties hereto. However, the EMPLOYEE may not assign any of his rights or duties herein to any other person or entity.

     IN WITNESS WHEREOF, the parties have executed duplicate originals on this, day and year firs above written.

                                       EMPLOYER: GameZnFlix, Inc.


                                       By: /s/  John Fleming
                                       John Fleming, CEO/Chairman


                                       EMPLOYEE: Gary Hohman


                                       /s/  Gary Hohman
                                       Gary Hohman